UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2024

DISTRIBUTION SOLUTIONS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10546	36-2229304
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Commerce Street, Suite 1700, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

(888) 611-9888

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	DSGR	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 6, 2024, Andrew B. Albert notified Distribution Solutions Group, Inc.’s Board of Directors (the “Board”) that he has decided not to stand for reelection as a director of the Company at the Company’s 2024 annual meeting of stockholders (“Annual Meeting”), currently scheduled to be held on May 23, 2024, and will retire from the Company’s Board as of the date of the Annual Meeting. Mr. Albert will serve out the remainder of his term as a director and a member of the Committees he serves on and his retirement from the Board and the Committees he serves on will be effective as of the date of the Annual Meeting. Mr. Albert serves as Chairperson of the Nominating and Corporate Governance Committee, and he also serves on the Audit Committee of the Board. Mr. Albert’s decision not to stand for reelection was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Company is currently evaluating whether it will fill the resulting vacancy on the Board to replace Mr. Albert. The Company thanks Mr. Albert for his expertise and guidance during his 15 years of service on the Company’s Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISTRIBUTION SOLUTIONS GROUP, INC.
(Registrant)

Date: March 12, 2024	By:	/s/ Richard D. Pufpaf
	Name:	Richard D. Pufpaf
	Title:	Senior Vice President, General Counsel, Chief
Compliance Officer, and Secretary